POWER OF ATTORNEY

The undersigned, Bruce R. Bond, Susan J. Carter, Collette Chilton, Neil A. Cotty, Robert Fairbairn, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, John M. Perlowski, Joseph P. Platt, Mark Stalnecker, Kenneth L. Urish and Claire A. Walton, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Benjamin Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person's personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of

Signature	Title	Signature	Title
Bruce R. Bond	Director/ Trustee	Cynthia A. Montgomery	Director/ Trustee
Susan J. Carter	Director/ Trustee	Donald C. Opatrny	Director/ Trustee
Collette Chilton	Director/ Trustee	John M. Perlowski	Director/ Trustee
Neil A. Cotty	Director/ Trustee	Joseph P. Platt	Director/ Trustee
Robert Fairbairn	Director/ Trustee	Mark Stalnecker	Director/ Trustee
Lena G. Goldberg	Director/ Trustee	Kenneth L. Urish	Director/ Trustee
Robert M. Hernandez	Director/ Trustee	Claire A. Walton	Director/ Trustee
Henry R. Keizer	Director/ Trustee		

BBIF Money Fund
BBIF Treasury Fund
BIF Money Fund
BIF Treasury Fund
BlackRock Advantage Global Fund, Inc.
BlackRock Advantage U.S. Total Market Fund, Inc.
BlackRock Asian Dragon Fund, Inc.
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Capital Appreciation Fund, Inc.
BlackRock Emerging Markets Fund, Inc.
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Financial Institutions Series Trust
BlackRock Focus Growth Fund, Inc.
BlackRock Funds[SM]
BlackRock Funds II
BlackRock Funds III
BlackRock Global Allocation Fund, Inc.
BlackRock Index Funds, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Long-Horizon Equity Fund
BlackRock Mid Cap Dividend Series, Inc.
BlackRock Natural Resources Trust
BlackRock Series, Inc.
BlackRock Series Fund, Inc.
BlackRock Variable Series Funds, Inc.
FDP Series, Inc.
Funds For Institutions Series
Managed Account Series
Master Advantage U.S. Total Market LLC
Master Focus Growth LLC
Master Institutional Money Market LLC
Master Investment Portfolio
Master Large Cap Series LLC
Master Money LLC
Master Treasury LLC
Quantitative Master Series LLC
Ready Assets Government Liquidity Fund
Ready Assets U.S.A. Government Money Fund
Ready Assets U.S. Treasury Money Fund
Retirement Series Trust